UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

(Amendment No.      )

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ACE Limited

(Name of Registrant as Specified In Its Charter)

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Invitation to the Annual General Meeting of ACE Limited

Wednesday, May 20, 2009, 2:00 p.m. Central European time (doors open at 1:00 p.m. Central European time)

at the offices of ACE Limited, Bärengasse 32, 8001 Zurich, Switzerland

AGENDA ITEMS

ITEM 1

Election of Directors

ITEM 1.1	Election of Michael G. Atieh

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Michael G. Atieh be elected to the Board of Directors for a three-year term expiring at the 2012 annual general meeting.

ITEM 1.2	Election of Mary A. Cirillo

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Mary A. Cirillo be elected to the Board of Directors for a three-year term expiring at the 2012 annual general meeting.

ITEM 1.3	Election of Bruce L. Crockett

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Bruce L. Crockett be elected to the Board of Directors for a three-year term expiring at the 2012 annual general meeting.

ITEM 1.4	Election of Thomas J. Neff

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Thomas J. Neff be elected to the Board of Directors for a three-year term expiring at the 2012 annual general meeting.

ITEM 2

Approval of the Annual Report and Financial Statements for the year ended December 31, 2008

ITEM 2.1	Approval of the Annual Report

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the Company’s annual report to shareholders for the year ended December 31, 2008 be approved.

ITEM 2.2	Approval of the Statutory Financial Statements of ACE Limited

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the statutory financial statements of ACE Limited for the year ended December 31, 2008 be approved.

ITEM 2.3	Approval of the Consolidated Financial Statements

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the Company’s consolidated financial statements for the year ended December 31, 2008 be approved.

ITEM 3

Allocation of Disposable Profit

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the Company’s disposable profit as shown below be carried forward without distribution of a dividend (other than through a reduction in par value as described in Agenda Item No. 7). At December 31, 2008, 333,645,471 of the Company’s Common Shares were eligible for dividends. The following table shows the appropriation of available earnings in Swiss francs and U.S. dollars as proposed by the Board of Directors for the period from July 10, 2008 to December 31, 2008.

	in millions of Swiss francs	in millions of U.S . dollars
Net income	491	453
Balance, beginning of period	481	468
Attribution to reserve for treasury shares	(3)	(3)
Par value reduction on treasury shares	1	1
Dividend	—	—

Balance carried forward	970	919

The Board of Directors proposes to the Annual General Meeting to appropriate the net income to the free reserve in accordance with the table above.

ITEM 4

Discharge of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the members of the Board of Directors be discharged for the financial year ended December 31, 2008.

ITEM 5

Amendment of Articles of Association relating to Special Auditor

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the following amendment of Article 20 lit. b) of the Articles of Association changing the scope of services to be provided by the Company’s special auditor be approved.

Article 20 TERM, POWERS AND DUTIES

a) (unchanged)

b)      The General Meeting may appoint a special auditing firm entrusted with the examinations required by applicable law in connection with share capital increases against contribution in kind or set-off.

c) (unchanged)

Artikel 20 AMTSDAUER, BEFUGNISSE UND PFLICHTEN

a) (unverändert)

b) Die Generalversammlung kann eine Spezialrevisionsstelle ernennen, welche die vom Gesetz für Kapitalerhöhungen mit Sacheinlage oder Verrechnungsliberierung verlangten Prüfungsbestätigungen abgibt.

c) (unverändert)

ITEM 6

Election of Auditors

ITEM 6.1	Election of PricewaterhouseCoopers AG (Zurich) as Statutory Auditor until the next annual ordinary general meeting

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that PricewaterhouseCoopers AG (Zurich) be elected as the Company’s statutory auditor until the next annual ordinary general meeting.

ITEM 6.2	Ratification of appointment of PricewaterhouseCoopers LLP (United States) as Independent Registered Public Accounting Firm for purposes of United States securities law reporting for the year ending December 31, 2009

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the appointment of PricewaterhouseCoopers LLP (United States) as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2009, be ratified.

ITEM 6.3 Election of BDO Visura (Zurich) as Special Auditing Firm until the next annual ordinary general meeting

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that BDO Visura (Zurich) be elected as the Company’s special auditing firm until the next annual ordinary general meeting.

ITEM 7

Approval of Distribution to Shareholders in the form of a Par Value Reduction

PROPOSAL OF THE BOARD OF DIRECTORS

Based on a report by PricewaterhouseCoopers AG as state supervised auditing enterprise in accordance with Article 732 para. 2 of the Swiss Code of Obligations provided by the auditor who will be present at the meeting, the Board of Directors proposes that the shareholders voting (in person or by proxy) at the Annual General Meeting approve the following dividend in the form of a distribution by way of par value reduction. The blank numbers in the following resolution will be completed based upon the Company’s actual share capital upon the date of the Annual General Meeting and applicable exchange rate calculations described below.

1.	The share capital of the Company in the aggregate amount of CHF [• (number of shares as registered in the Commercial Register on the date of the annual general meeting) x (par value per share on the date of the annual general meeting)] shall be reduced by the amount of CHF [• (number of shares as registered in the Commercial Register on the date of the annual general meeting) x Aggregate Reduction Amount as determined in paragraph 3.(i)] to CHF [• completed at the date of the annual general meeting].

2.	Based on the report of the auditor dated May [• date of auditor report], 2009, it is recorded that the receivables of the creditors of the Company are fully covered even after the capital reduction.

3.	The capital reduction shall be executed as follows:

(i)	The capital reduction shall occur by reducing the par value per share from currently CHF [• insert par value at the date of the annual general meeting] by CHF [• (USD 1.24 x USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the 2009 Annual General Meeting; rounded down to the next cent amount which can be divided by four)] (“Aggregate Reduction Amount”) to CHF [•] in four steps, i.e. for the first partial par value reduction from CHF [• completed at the date of the annual general meeting] by CHF [• Aggregate Reduction Amount divided by four] to CHF [• completed at the date of the annual general meeting] by the end of July 2009 (“first Partial Par Value Reduction”), for the second partial par value reduction from CHF [• completed at the date of the annual general meeting] by CHF [• Aggregate Reduction Amount divided by four] to CHF [• completed at the date of the annual general meeting] by the end of October 2009 (“second Partial Par Value Reduction”), for the third partial par value reduction from CHF [• completed at the date of the annual general meeting] by CHF [• Aggregate Reduction Amount divided by four] to CHF [• completed at the date of the annual general meeting] by the end of the fourth calendar quarter 2009 (“third Partial Par Value Reduction”) and for the fourth partial par value reduction from CHF [• completed at the date of the annual general meeting] by CHF [• Aggregate Reduction Amount divided by four] to CHF [• completed at the date of the annual general meeting] by the end of the first calendar quarter 2010 (“fourth Partial Par Value Reduction”).

(ii)	The Aggregate Reduction Amount shall be repaid to shareholders in installments of CHF [• Aggregate Reduction Amount divided by four] in August 2009, CHF [• Aggregate Reduction Amount divided by four], in October 2009, CHF [• Aggregate Reduction Amount divided by four] in January 2010 and CHF [• Aggregate Reduction Amount divided by four] in April 2010 per share.

(iii)	At each Partial Par Value Reduction an updated report in accordance with article 732 para. 2 CO by the state supervised auditing enterprise shall be prepared (“Updated Report”).

(iv)	The Board of Directors is only authorized to repay a Partial Par Value Reduction amount in the event the Update Report confirms that claims of creditors are fully covered in spite of the Partial Par Value Reduction.

4.	The quarterly partial par value reduction amount of CHF [• completed at the date of the annual general meeting] per share (“Quarterly Distribution Amount”) pursuant to paragraph 3.(i) and (ii) equals USD 0.31 (“Quarterly Dollar Amount”) based on a USD/CHF exchange ratio of CHF [• completed at the date of the annual general meeting] (rounded down to the next whole cent) per (one) USD (being the USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the 2009 Annual General Meeting). The Quarterly Distribution Amount and the aggregate distribution amount pursuant to paragraph 1 (“Aggregate Distribution Amount”) are subject to the following adjustments as a result of USD/CHF currency fluctuations:

(i)	The Quarterly Distribution Amount is to be adjusted as a result of currency fluctuations such that each quarterly per share partial par value reduction amount shall equal an amount calculated as follows (rounded down to the next whole cent):

Quarterly Distribution Amount = Quarterly Dollar Amount x USD/CHF currency exchange ratio as published in The Wall Street Journal on July 23, 2009, for the first Partial Par Value Reduction, on September 28, 2009, for the second Partial Par Value Reduction, on December 14, 2009, for the third Partial Par Value Reduction, and on March 26, 2010, for the fourth Partial Par Value Reduction.

If as a result of one or several quarterly adjustments the Aggregate Distribution Amount would otherwise be increased by more than CHF [• (number of shares registered in the Commercial Register at the date of the Annual General Meeting) multiplied by the maximum increase amount per share as determined at the end of this paragraph] (corresponding to 50% of the Aggregate Distribution Amount set forth in paragraph 1, rounded to the nearest centime), the adjustment is limited such that the aggregate increase to the aggregate distribution amount rounded to the nearest centime equals CHF [• completed at the date of the annual general meeting] (being CHF [• (50% of the Aggregate Distribution Amount) divided by the number of shares registered in the Commercial Register at the date of the Annual General Meeting, rounded up or down to the next cent] per share).

(ii)	The aggregate par value reduction amount pursuant to paragraph 1 (aggregate distribution amount) shall be adjusted as follows:

Sum of the four (Quarterly Distribution Amounts (adjusted pursuant to Section 4.(i)) x number of shares registered in the Commercial Register of the Canton of Zurich as issued and outstanding on the date of the registration of the respective Partial Par Value Reduction).

5.	The aggregate par value reduction amount pursuant to paragraph 1 (as adjusted pursuant to paragraph 4.(ii)) shall be increased by par value reductions on shares that are issued from authorised share capital and conditional share capital after the general meeting but on the date of the registration of the respective Partial Par Value Reductions in the Commercial Register of the Canton of Zurich not yet registered in the Commercial Register of the Canton of Zurich.

6.	The general meeting acknowledges that the report of the auditor dated [• completed at the date of the annual general meeting] May 2009 has been prepared on the basis of the maximum possible increase provided under paragraph 4 and 5, i.e. increase of the aggregate distribution amount by CHF [• completed at the date of the annual general meeting] and that all shares have been issued out of the conditional share capital and the authorized share capital.

7.	The Board of Directors is instructed to determine the procedure for the payment of the Quarterly Distribution Amounts.

8.	Effective with the registrations of the respective quarterly capital reductions in the Commercial Register, the following amendments are resolved to Article 3 lit. a), of the Articles of Association:

“Article 3 SHARE CAPITAL

a)	The share capital of the Company amounts to CHF [•]*/[•]**/[•]***/[•]**** and is divided into [•] registered shares with a nominal value of CHF [•]*/[•]**/[•]***/[•]**** per share. The share capital is fully paid-in.”

* Upon completion of the first Partial Par Value Reduction until the end of July 2009 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2009

** Upon completion of the second Partial Par Value Reduction until the end of October 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

*** Upon completion of the third Partial Par Value Reduction until the end of the fourth calendar quarter 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

**** Upon completion of the fourth Partial Par Value Reduction until the end of the first calendar quarter 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

“Artikel 3 AKTIENKAPITAL

a)	Das Aktienkapital der Gesellschaft beträgt CHF [•]*/[•]**/[•]***/[•]**** und ist eingelteilt in [ ] auf den a Namen lautende Aktien im Nennwert von CHF [•]*/[•]**/[•]***/[•]**** je Aktie. Das Aktienkapital ist vollständig liberiert.”

* nach Vollzug der ersten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Juli 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

** nach Vollzug der zweiten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Oktober 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

*** nach Vollzug der dritten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Dezember 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

**** nach Vollzug der vierten Teilnennwertherabsetzung Ziffer 3 bis Ende März 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

9.	Effective with the registrations of the respective quarterly capital reductions in the Commercial Register the following amendments to Articles 4 lit. a), 5 lit. a) and 6 lit. a) of the Articles of Association are resolved as a consequence of the par value reduction:

“Article 4 CONDITIONAL SHARE CAPITAL FOR BONDS AND SIMILAR DEBT INSTRUMENTS

a)	The share capital of the Company shall be increased by an amount not exceeding CHF [•]*/[•]**/[•]***/[•]**** through the issue of a maximum of [•] registered shares, payable in full, each with a nominal value of CHF [•]*/[•]**/[•]***/[•]**** through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by the Company or by subsidiaries of the company, including convertible debt instruments.”

* Upon completion of the first Partial Par Value Reduction until the end of July 2009 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2009

** Upon completion of the second Partial Par Value Reduction until the end of October 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

*** Upon completion of the third Partial Par Value Reduction until the end of the fourth calendar quarter 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

**** Upon completion of the fourth Partial Par Value Reduction until the end of the first calendar quarter 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

“Artikel 4 BEDINGTES AKTIENKAPITAL FÜR ANLEIHENSOBLIGATIONEN UND ÄHNLICHE INSTRUMENTE DER FREMDFINANZIERUNG

a)	Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [•]*/[•]**/[•]***/[•]**** durch Ausgabe von höchstens [•] vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•]*/[•]**/[•]***/[•]**** je Aktie erhört bei und im Umfang der Ausübung von Wandel- und/oder Optionsrechten, welche im Zusammenhang mit von der Gesellschaft oder ihren Tochtergesellschaften emittierten oder noch zu emittierenden Anleihensobligationen, Notes oder ähnlichen Obligationen oder Schuldverpflichtungen eingeräumt wurden/werden, einschliesslich Wandelanleihen.”

* nach Vollzug der ersten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Juli 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

** nach Vollzug der zweiten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Oktober 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

*** nach Vollzug der dritten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Dezember 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

**** nach Vollzug der vierten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende März 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

“Article 5 CONDITIONAL SHARE CAPITAL FOR EMPLOYEE BENEFIT PLANS

a)	The share capital of the Company shall be increased by an amount not exceeding CHF [•]*/[•]**/[•]***/[•]**** through the issue from time to time of a maximum of [33,000,000] registered shares, payable in full, each with a nominal value of CHF with the exercise of option rights granted to any employee of the company or a subsidiary, and any consultant, director, or other person providing services to the company or a subsidiary.”

* Upon completion of the first Partial Par Value Reduction until the end of July 2009 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2009

** Upon completion of the second Partial Par Value Reduction until the end of October 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

*** Upon completion of the third Partial Par Value Reduction until the end of the fourth calendar quarter 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

**** Upon completion of the fourth Partial Par Value Reduction until the end of the first calendar quarter 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

“Artikel 5 BEDINGTES AKTIENKAPITAL FÜR MIT- ARBEITERBETEILIGUNGEN

a)	Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [•]*/[•]**/[•]***/[•]**** durch Ausgabe von höchstens [33’000’000] vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•]*/[•]**/[•]***/[•]**** je Aktie erhöht bei in und im Umfang der Ausübung von Optionen, welche Mitarbeitern der Gesellschaft oder ihrer Tochtergesellschaften sowie Beratern, Direktoren oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen, eingeräumt wurden/werden.”

* nach Vollzug der ersten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Juli 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

** nach Vollzug der zweiten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Oktober 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

*** nach Vollzug der dritten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Dezember 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

**** nach Vollzug der vierten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende März 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

“Article 6 AUTHORIZED SHARE CAPITAL FOR GENERAL PURPOSES

a)	The Board of Directors is authorized to increase the share capital from time to time and at any time until 14 July 2010 by an amount not exceeding CHF [•]*/[•]**/[•]***/[•]**** through the issue of up to [99,750,000] fully paid up registered shares with a nominal value of CHF [•]*/[•]**/[•]***/[•]**** each.”

* Upon completion of the first Partial Par Value Reduction until the end of July 2009 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2009

** Upon completion of the second Partial Par Value Reduction until the end of October 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

*** Upon completion of the third Partial Par Value Reduction until the end of the fourth calendar quarter 2009 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

**** Upon completion of the fourth Partial Par Value Reduction until the end of the first calendar quarter 2010 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2009

“Artikel 6 GENEHMIGTES KAPITAL ZU ALLGEMEINEN ZWECKEN

a)	Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum 14. Juli 2010 im Maximalbetrag von CHF [•]*/[•]**/[•]***/[•]**** durch Ausgabe von höchstens [99’750’000] vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•]*/[•]**/[•]***/[•]**** je Aktie zu erhöhen.”

* nach Vollzug der ersten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Juli 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

** nach Vollzug der zweiten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Oktober 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

*** nach Vollzug der dritten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Dezember 2009 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

**** nach Vollzug der vierten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende März 2010 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2009

ORGANIZATIONAL MATTERS

Admission to the Annual General Meeting

Shareholders who are registered in share register on March 31, 2009, will receive the proxy statement and proxy cards from the share registrar. Beneficial owners of shares will receive an instruction form from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the annual General Meeting are requested to obtain a power of attorney from their broker, bank, nominee or other custodian that authorizes them to vote the shares held on their behalf. In addition, these shareholders must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that they are the owner of the shares. Shareholders of record registered in the share register are entitled to vote and may participate in the Annual General Meeting. Each share carries one vote. The exercise of the voting right is subject to the voting restrictions set out in the articles of association.

Shareholders who purchase shares and upon application become registered as shareholders with respect to such shares in the share register after March 31, 2009, but on or before May 4, 2009, and wish to vote those shares at the Annual General Meeting, will need to obtain a proxy for identification purposes from the registered voting rights record holder of those shares as of the record date of the Annual General Meeting to vote their shares in person at the Annual General Meeting. Alternatively they may also obtain the proxy materials by contacting Investor Relations by telephone at (441) 299-9283 or via e-mail at investorrelations@acegroup. Shareholders registered in the share register (as opposed to beneficial holders of shares held in “street name”) who have sold their shares prior to May 4, 2009, are not entitled to vote those shares.

Granting of Proxy

Shareholders of record who do not wish to attend the Annual General Meeting have the right to grant the voting proxy directly to the Company officers named in the proxy card. In addition, shareholders can appoint Dr. Claude Lambert, Homburger AG, Weinbergstrasse 56/58, PO Box 194, CH-8042 Zurich, Switzerland, as independent proxy, in the sense of article 689c of the Swiss Code of Obligations with full rights of substitution with the corresponding proxy card or grant a written proxy to any person, who does not need to be a shareholder.

The proxies granted to independent proxy must be received by the independent proxy no later than Thursday, May 14, 2009, 12:00 noon Central European time.

Registered shareholders who have appointed a Company officer or the independent proxy as a proxy may not vote in person at the meeting or send a proxy of their choice to the meeting, unless they revoke or change their proxies. Revocations must be received by the independent proxy no later than Thursday, May 14, 2009, 12:00 noon Central European time.

With regard to the items listed on the agenda and without any explicit instructions to the contrary, the Company officer acting as proxy and independent proxy will vote according to the proposals of the Board of Directors. If new agenda items (other than those on the agenda) or new proposals or motions regarding agenda items set out in the invitation to the Annual General Meeting are being put forth before the meeting, the Company officer acting as proxy will vote in accordance with the position of the Board of Directors, as will independent proxy in the absence of other specific instructions.

Beneficial owners who have not obtained a power of attorney from their broker or custodian are not entitled to vote in person at, or participate, in the Annual General Meeting.

Proxy holders of deposited shares

Proxy holders of deposited shares in accordance with article 689d of the Swiss Code of Obligations are kindly asked to inform the Company of the number of the shares they represent as soon as possible, but no later than May 20, 2009, 1:00 p.m. Central European time at the admission office.

Admission office

The admission office opens on the day of the Annual General Meeting at 1:00 p.m. Central European time. Shareholders of record attending the meeting are kindly asked to present their proxy card as proof of admission at the entrance.

Annual Report of ACE Limited

The ACE Limited 2008 Annual report containing the Company’s audited consolidated financial statements with accompanying notes and its audited Swiss statutory financial statements prepared in accordance with Swiss law as well as additionally required Swiss disclosures is available on the Company’s web site in the Investor Information Section at http://phx.corporate-ir.net/phoenix.zhtml?c=100907&p=proxy. Copies of this document may be obtained without charge by contacting ACE Limited Investor Relations by phone ((441) 299-9283). Copies may also be obtained, without charge, by contacting ACE Limited Investor Relations in writing, or may be physically inspected, at the offices of ACE Limited, Bärengasse 32, CH-8001 Zurich, Switzerland.

Zurich, April 15, 2009

On behalf of the Board of Directors

Evan G. Greenberg

Chairman and Chief Executive Officer